MALCOLM L. POLLARD, INC

                                                        4845 W. LAKE ROAD, # 119

                    ERIE, PA 16505

 (814)838-8258

                              FAX (814)838-8452

December 3, 2010

To the Board of Directors

R&A Productions, Inc.

We hereby consent to the incorporation of our opinion dated December 3, 2010 in the 10K of R&A Productions, Inc. for the year ended September 30, 2010.

Very truly yours,

Malcolm L. Pollard, Inc.

Malcolm L Pollard, CPA